UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

 (State or other Jurisdiction of Incorporation or Organization)

000-54239	27-3601979
(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113
Las Vegas, NV 89118

(Address of Principal Executive Offices and zip code)

(702) 527-2060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The Board of Directors of DigiPath, Inc., a Nevada corporation (the “Company”), has approved a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of one-for-10 (the “Reverse Stock Split”).

The Reverse Stock Split will become effective pursuant a Certificate of Change (the “Certificate”) filed by the Company with the Secretary of State of the State of Nevada on May 22, 2015 pursuant to Nevada Revised Statutes (“NRS”) Section 78.209. The Certificate will become effective at 12:01 AM on May 27, 2015 (the “Effective Date”). Under Nevada law, because the Reverse Stock Split was approved by the Board of Directors of the Company in accordance with NRS Section 78.207, no stockholder approval is required. A copy of the Certificate is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split will become effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business on the Effective Date, whereupon the shares of Common Stock will begin trading on a split-adjusted basis. On the Effective Date, the Company’s trading symbol will change to “DIGPD” for a period of 20 business days, after which the “D” will be removed from the trading symbol, which will revert to the original symbol of “DIGP”. In connection with the Reverse Stock Split, the CUSIP number for the Company’s Common Stock will change to 253825202.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) ten (10), rounded up (if applicable) to the next whole number. No fractional shares will be issued, and no cash or other consideration will be paid in connection with the Reverse Stock Split. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Certificates. Stockholders who are holding their shares in electronic form do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their accounts. Stockholders holding paper certificates may (but are not required to) send their certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder.

Issuer Direct
500 Perimeter Park Drive, Suite D
Morrisville, NC 27560
Phone: (919) 744-2722
Facsimile: (646) 225-7104

Capitalization. The Company is currently authorized to issue 900,000,000 shares of Common Stock. As a result of the Reverse Stock Split, the Company will be authorized to issue 90,000,000 shares of Common Stock. As of May 22, 2015, there were 112,409,186 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 11,240,919 shares of Common Stock outstanding (subject to adjustment for rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the Common Stock. The Reverse Stock Split does not affect the Company’s authorized preferred stock.

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged except for minor adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

All options, warrants and convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be appropriately adjusted by dividing the number of shares of Common Stock into which the options, warrants and convertible securities are exercisable or convertible by ten (10) and multiplying the exercise or conversion price thereof by ten (10), as a result of the Reverse Stock Split.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Certificate of Change Pursuant to NRS 78.209, as filed by DigiPath, Inc. with the Secretary of State of the State of Nevada on May 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: May 26, 2015

By:	/s/ David J. Williams
David J. Williams
Chief Financial Officer

EXHIBIT INDEX

No.	Description

Exhibit 3.1	Certificate of Change Pursuant to NRS 78.209, as filed by DigiPath, Inc. with the Secretary of State of the State of Nevada on May 22, 2015